EXHIBIT 99.1

NGP Capital Resources Company Announces Intent to Restate 2007, 2008 Year End Financial Statements; Request for Extension of Filing Deadline

HOUSTON, March 16, 2010 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced that the Board of Directors of the Company and the members of the Audit Committee of its Board of Directors have concluded that the Company's financial statements for the years ended December 31, 2007 and 2008 (the "Financial Statements") (and each of the quarters in 2007, 2008 and the first three quarters of 2009) will need to be restated and should no longer be relied upon.

The Company is currently in the process of finalizing its 2009 financial statements. The preparation of the restated financial statements will require an extension to the Company's normal reporting deadline of March 16, 2010. Therefore, the Company is filing a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission requesting a 15 calendar day extension to file its Annual Report on Form 10-K for the year ended December 31, 2009 (the "2009 Form 10-K"). It is anticipated that the Company's 2009 Form 10-K, which will restate the Financial Statements (and the unaudited selected quarterly financial data for each of the quarters in 2007, 2008 and the first three quarters in 2009), will be filed on or before the fifteenth calendar day following the prescribed due date of the Company's 2009 Form 10-K.

The determination to restate the Financial Statements was made in connection with management's assessment of accounting errors it discovered as part of a process to remediate a material weakness in internal controls previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Quarterly Reports on Form 10-Q in 2009. While the Company has taken steps to remediate the previously disclosed material weakness, the material weakness existed throughout the quarterly periods of 2009, and at December 31, 2009, the Company had not yet completed its assessment as to whether the material weakness had been fully remediated. The Company anticipates that it will complete its testing of the additional internal control processes designed to remediate the previously disclosed material weakness in 2010. The 2009 Form 10-K will contain full disclosures on the matters discussed below. The adjustments as outlined below are preliminary and subject to revision.

The errors and consequent restatements described below principally involved non-cash accounting entries related to net deferred tax assets and liabilities that typically arise as a result of timing differences in tax and GAAP (book) accounting. Taxable Net Investment Income, which is the primary determinant of the Company's distributable income, has not been affected in any period by these restatements.

The Company's assessment of certain identified accounting errors will result in the following adjustments to previously reported periods:

1. In 2007, the Company failed to record deferred tax liabilities with respect to approximately $8.00 million in unrealized appreciation on an investment. As a result, the 2007 restatement will include the following changes to the Company's balance sheet at December 31, 2007: an increase in Net Deferred Tax Liabilities of approximately $2.89 million, an increase in Current Taxes Receivable of approximately $0.05 million, and a decrease in Total Stockholders' Equity (Net Assets) of approximately $2.84 million (or $0.16 per common share). Changes to the Company's Statement of Operations for the year ended December 31, 2007 will include an increase to the Provision for Income Taxes of approximately $2.84 million and a reduction of the Net Increase in Stockholders' Equity (Net Assets) Resulting from Operations of approximately $2.84 million (or $0.16 per common share).

As a result of these changes, ratios for 2007 are affected as follows: Net Asset Value Return decreased from 11.97% to 10.72%; Total Operating Expenses/Average Net Assets decreased from 7.44% to 7.43%; Total Operating Expenses Less Management and Incentive Fees and Interest Expense/Average Net Assets decreased from 1.65% to 1.61%; Total Operating Expenses Less Management and Incentive Fees/Average Net Assets decreased from 4.65% to 4.62%; Net Investment Income/Average Net Assets decreased from 7.76% to 6.64%; and Net Increase (Decrease) in Net Assets Resulting From Operations/Average Net Assets decreased from 12.51% to 11.42%.

2. In 2008, the Company realized a $13.29 million pre-tax gain on this same investment (as compared to the $8.00 million of unrealized appreciation previously recorded in 2007). The reversal of the previously unrecorded deferred tax liability in 2008 resulted in the incorrect recording of a net deferred tax asset of $3.6 million at year end 2008. Accordingly, the 2008 restatement will include the following changes to the Company's balance sheet at December 31, 2008: a reduction in Net Deferred Tax Assets of approximately $3.18 million, an increase in Current Taxes Receivable of approximately $0.19 million, and a decrease in Total Stockholders' Equity (Net Assets) of approximately $2.99 million (or $0.14 per common share). This will result in a change to the Company's Statement of Operations for the year ended December 31, 2008 to increase the Net Decrease in Stockholders' Equity (Net Assets) Resulting from Operations by approximately $0.14 million (or $0.01 per common share).

As a result of these changes, ratios for 2008 are affected as follows: Net Asset Value Return decreased from -2.78% to -3.04%; Total Operating Expenses/Average Net Assets increased from 7.29% to 7.37%; Total Operating Expenses Less Management and Incentive Fees and Interest Expense/Average Net Assets increased from 1.77% to 1.79%; Total Operating Expenses Less Management and Incentive Fees/Average Net Assets increased from 4.35% to 4.40%; Net Investment Income/Average Net Assets decreased from 9.14% to 7.42%; and Net Increase (Decrease) in Net Assets Resulting From Operations/Average Net Assets decreased from -5.15% to -5.26%.

 About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

 The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT: NGP Capital Resources Company
         Investor Relations
         Steve Gardner
         713-752-0062
         investor_relations@ngpcrc.com